Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-         on Form S-3 of FTAI Infrastructure, Inc. of our report dated May 13, 2025, relating to the consolidated financial statements of Long Ridge Energy & Power LLC as of and for the year ended December 31, 2024 appearing in the Current Report on Form 8-K/A dated May 13, 2025 of FTAI Infrastructure Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
May 16, 2025